UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 10, 2023

Ingersoll Rand Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2023, Ingersoll Rand Inc. (the “Company”) entered into a new employment agreement with Enrique Miñarro Viseras (the “New Employment Agreement”), in connection with his appointment to the position of senior vice president and general manager of Global Precision and Science Technologies.  He will transition from his current role as senior vice president and general manager of the Industrial Technologies and Services, Europe, Middle East, India and Africa (ITS EMEIA) business unit.

The New Employment Agreement was entered into following approval by the Compensation Committee of the Company’s Board of Directors, and replaces the prior employment agreement of Mr. Miñarro Viseras.  Pursuant to the New Employment Agreement, effective April 3, 2023, Mr. Miñarro Viseras will receive a base salary of $540,000 (each monthly installment of which will be converted into Euros using the 5-year average conversion rate from USD published by S&P Capital at the time of each payroll processing date) and continued entitlement to use of a company car under the terms of the Company’s European Corporate Fleet and Safety Policy. Under the New Employment Agreement, the Company is required to provide Mr. Miñarro Viseras with six months’ notice in the event of his termination, and the Company has the option to place him on garden leave during all or part of his notice period immediately until the date of termination provided it continues to pay him his full pay and benefits during such notice period. The New Employment Agreement subjects Mr. Miñarro Viseras to non-competition, non-solicitation of clients and non-solicitation of employees covenants that apply during his employment, notice period, as well as for six months following termination of employment (or the start of garden leave, if sooner). Mr. Miñarro Viseras is entitled to continue to receive his base salary during the six-month post-termination restriction period as consideration for such covenants, which amount must be repaid by him if he violates the restrictive covenants. The New Employment Agreement otherwise has terms that are materially consistent with his prior employment agreement.

Item 7.01.	Regulation FD Disclosure.

On April 11, 2023, the Company issued a press release announcing the leadership change and new role of Mr. Miñarro Viseras. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release issued by Ingersoll Rand Inc., dated April 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

	By:	/s/ Andrew Schiesl
Andrew Schiesl
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: April 11, 2023